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                                                                   Exhibit 10.11

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION OS NOT REQUIRED.


                              SECURED PROMISSORY NOTE


$1,049,100.78                                                     March 31, 1997

     FOR VALUE RECEIVED, the undersigned, NEON Systems, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to JMI Equity Fund, L.P. (the "Investor"), or order, the principal sum of One Million Forty-nine Thousand One Hundred and 78/100s Dollars ($1,049,100.78), together with interest on the outstanding principal balance until paid in full at the rate of eight percent (8%) per annum. All computations of interest under this Note shall be made on the basis of a year of 365/366 days and the actual days elapsed (including the first but excluding the last day) occurring in the period.

     Any amount overdue under this Note shall bear interest at a rate of twelve percent (12%) per annum. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Maker of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without any prepayment premium or penalty.

     Accrued interest only shall be payable on the last day of each June, September, December and March after the date hereof, commencing June 30, 1997 and continuing through and including December 31, 1998 (the "Payment Date").
The entire outstanding principal balance of this Note, and all accrued and unpaid interest thereon, shall be due and payable in full on the Payment Date. The entire outstanding principal balance of this Note, and all accrued and unpaid interest thereon, may be payable, in whole or in part, from time to time, without any prepayment premium or penalty.

     This Note is made and delivered pursuant to that certain Amendment to Convertible Debt Documentation and Exercise of Conversion Right dated of even date herewith (the "Amendment") and in consolidation, modification, renewal and extension of certain outstanding indebtedness evidenced by (i) the Maker's Secured Convertible Promissory Note dated September 29, 1994 payable to the Investor in the original principal amount of $300,000, (ii) the Maker's Secured Convertible Promissory Note dated March 30, 1995 payable to the Investor in the original principal amount of $350,000, and (iii) the Maker's Secured Convertible Promissory


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Note dated November 22, 1995 payable to the Investor in the original principal amount of $480,000. This Note is entitled to the benefits of those three certain Secured Convertible Promissory Note Purchase Agreements dated as of September 29, 1994, March 30, 1995 and November 22, 1995, respectively, by and between the Maker and the Investor, as the same have been amended (including the amendments effected by the Amendment) (as the same may be amended from time to time, hereinafter referred to as the "Note Purchase Agreements"). The holder of this Note is entitled to the benefits of the Note Purchase Agreements and the Security Agreements (as defined in the Note Purchase Agreements) and to the benefits of any other security now or hereafter granted. Neither this reference to such Note Purchase Agreements nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of this Note and any interest accrued thereon as provided herein.

     This Note is secured by certain assets of the Maker pursuant to the terms of certain Security Agreements by and between the Maker and the Investor. Upon the occurrence of any Default, as defined in such Security Agreements, which Default remains uncured for a period of 30 days following notice of such default from the registered holder of the Note, the holder hereof may declare any or all obligations or liabilities of the Maker to such holder (including the unpaid principal hereunder and any interest due thereon) immediately due and payable without presentment, demand, protest or notice.

     All payments made by the Maker or principal and interest in this Note shall be made in immediately available funds to the holder.

     The Maker hereby promises to pay all of the holder's reasonable costs and expenses of collection, including without limitation reasonable attorney's fees (to the extent permitted by applicable law), disbursements, appraiser's fees and court costs in the event collection procedures are commenced by the holder hereof.

     Every maker, endorser and guarantor hereof, or of the indebtedness evidenced hereby, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption law, if any, or any other exemption or insolvency laws, and consents that the holder (i) may release or surrender, exchange or substitute any real estate or personal property, or both, or other collateral security now or hereafter held as security for the payment of this Note, and (iii) may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced thereby.

     The holder may, at its option, provided this Note has been declared due and payable, demand, sue or collect or make any compromise or settlement it deems desirable with reference to any rights or property securing in the obligations evidenced hereby. The holder shall not have any duty as to collection or protection of such security or the income therefrom or as to the preservation or any rights with respect thereto.


                                          2
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     No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Maker has caused this Note to be executed on the day and year first above written.


ATTEST:                                 NEON SYSTEMS, INC.


By:  /s/ John S. Reiland                By:  /s/ F. Joseph Backer
     ------------------------------          ----------------------------------
                                             F. Joseph Backer, President

Name:     John S. Reiland
     ------------------------------


Title:    CFO
     ------------------------------